UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2021
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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Nevada	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2021 Crexendo, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the following matter was submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company's shareholders approved a proposal to approve, in accordance with Nasdaq Listing Rule 5635, the issuance of shares of our common stock in connection with the proposed acquisition of NetSapiens, Inc. through certain merger and reorganization transactions pursuant to that certain Agreement and Plan of Merger and Reorganization dated March 5, 2021.

Votes For	Votes Against	Abstain
13,348,475.00	1,622.00	18.00

Proposal 2: The Company's shareholders approved the election of Steven G. Mihaylo, David Williams, and Todd Goergen to the Board as Class I Directors, each for a term of two years, expiring at our annual meeting of stockholders to be held during 2023.

	Votes For	Votes Withheld
Steven G. Mihaylo	13,311,173.00	38,942.00
David Williams	13,288,650.00	61,465.00
Todd Goergen	13,274,994.00	75,121.00

Proposal 3: The Company's shareholders approved a proposal to adopt the Crexendo, Inc. 2021 Equity Incentive Plan.

Votes For	Votes Against	Abstain
12,759,034.00	553,077.00	38,004.00

Proposal 4: The Company's shareholders adopted an amendment to our Articles of Incorporation to increase authorized number of shares of our common stock from 25,000,000 to 50,000,000.

Votes For	Votes Against	Abstain
13,310,920.00	39,173.00	22.00

Proposal 5: The Company's shareholders approved a proposal to appoint Urish Popeck & Co., LLC as our independent registered public accounting firm for our year ending December 31, 2021.

Votes For	Votes Against	Abstain
13,347,568.00	1,530.00	1,017.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Dated: May 18, 2021	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer